Exhibit 4.1

[EXECUTION COPY]

THIRD AMENDMENT
TO
SECOND AMENDED AND RESTATED U.S. CREDIT AGREEMENT AND
TERMINATION OF SECOND AMENDED AND RESTATED CANADIAN CREDIT
AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED U.S. CREDIT AGREEMENT AND TERMINATION OF SECOND AMENDED AND RESTATED CANADIAN CREDIT AGREEMENT (this “Amendment”), dated as of May 25, 2011, among FOREST OIL CORPORATION, a New York corporation (the “U.S. Borrower”), CANADIAN FOREST OIL LTD. and its successors in interest (“Canadian Forest”) and each other subsidiary of Canadian Forest which becomes a “Borrower” (as defined in the Canadian Credit Agreement) under the Canadian Credit Agreement (the “Canadian Borrowers”), each of the lenders that is a signatory to, or which becomes a signatory to, the U.S. Credit Agreement (together with its successors and assigns, the “U.S. Lenders”), each of the lenders that is a signatory to, or which becomes a signatory to, the Canadian Credit Agreement (together with its successors and assigns, the “Canadian Lenders”, and together with the U.S. Lenders, the “Combined Lenders”), JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent (the “Canadian Administrative Agent”), and JPMORGAN CHASE BANK, N.A., as Global Administrative Agent (in such capacity, together with its successors in such capacity, the “Global Administrative Agent”) and the other agents party thereto.

W I T N E S S E T H:

1.             The U.S. Borrower, the Global Administrative Agent, the U.S. Lenders and others as agents are parties to that certain Second Amended and Restated Credit Agreement, dated as of June 6, 2007 (the “U.S. Credit Agreement”), pursuant to which the U.S. Lenders agreed to make loans to and extensions of credit on behalf of the U.S. Borrower.

2.             The Canadian Borrowers, the Global Administrative Agent, the Canadian Administrative Agent, the Canadian Lenders and others as agents are parties to that certain Second Amended and Restated Credit Agreement, dated as of June 6, 2007 (the “Canadian Credit Agreement”, and together with the U.S. Credit Agreement, the “Combined Credit Agreements”), pursuant to which the Canadian Lenders agreed to make loans to and extensions of credit on behalf of the Canadian Borrowers.

3.             The U.S. Borrower, the Canadian Borrowers, the Canadian Administrative Agent, the Global Administrative Agent and the other Agents party to the Combined Credit Agreements entered into that certain First Amendment to Second Amended and Restated Combined Credit Agreements, dated as of May 9, 2008, and that certain Second Amendment to Second Amended and Restated Combined Credit Agreements, dated as of March 16, 2009, pursuant to which the parties agreed to certain amendments to the Combined Credit Agreements.

4.             The U.S. Borrower has formed Lone Pine Resources Inc., a Delaware corporation (“Lone Pine”), and intends to take steps to contribute to Lone Pine all of the capital stock it directly and indirectly owns in the Wiser Entities (as defined herein) and Canadian Forest as well as certain promissory notes and/or intercompany debts owed to it by Canadian Forest, including that certain non-interest bearing demand note issued by Canadian Forest and payable to the U.S. Borrower (the “Demand Note”).

5.             Canadian Forest desires, in connection with the closing of the underwritten initial public offering of up to 19.9% of the Equity Interests of Lone Pine pursuant to (a) a registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”), and declared effective under the Securities Act of 1933, as amended, in the United States and (b) a Canadian prospectus in Canada (the “Lone Pine IPO”), to (i) terminate the Canadian Credit Agreement, (ii) have the various Guaranties securing the Canadian Credit Agreement, including the Guaranty delivered by the U.S. Borrower, terminated, (iii) have the collateral securing the Canadian Credit Agreement released, including the termination of any Liens or Mortgages thereupon securing the Canadian Credit Agreement and (iv) terminate the Intercreditor Agreement, all in connection with Canadian Forest entering into that certain proposed Credit Agreement by and among Lone Pine, as parent, Canadian Forest, as borrower, JPMorgan Chase Bank, N.A., Toronto Branch, as administrative agent, and certain other agents and lenders party thereto (the “Lone Pine Credit Agreement”).

6.             In connection with Lone Pine IPO and the effectiveness of the Lone Pine Credit Agreement, the parties to the Combined Credit Agreements intend to amend the surviving U.S. Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

I.              Amendments and Modifications.  The parties agree that the following amendments and modifications in this Article I will be effective concurrently with the later of (i) the “closing” date, pursuant to the Lone Pine IPO underwriting agreement, that the underwriters of the Loan Pine IPO shall be obligated to purchase the Equity Interests of Loan Pine in accordance with the terms thereof and (ii) the effectiveness of the Lone Pine Credit Agreement (collectively, the “Termination Date”), provided however that the Termination Date shall have occurred by July 29, 2011:

A.            Section 1.1 of the U.S. Credit Agreement hereby is amended by amending and restating the following definitions of “Canadian Credit Agreement” and “Canadian Forest” in their entirety to read as follows:

“              “Canadian Credit Agreement” means that certain Second Amended and Restated Credit Agreement of even date herewith among the Canadian Borrowers, the Canadian Lenders, the Global Administrative Agent, the Canadian Administrative Agent, the Co-Canadian Documentation Agents and the Co-Global Syndication Agents, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time, but, notwithstanding the foregoing, shall not include the Lone Pine Credit Agreement.

“Canadian Forest” means Canadian Forest Oil Ltd., a corporation amalgamated under the laws of the Province of Alberta, Canada, and any successor in interest thereto.”

B.            Section 1.1 of the U.S. Credit Agreement hereby is amended by inserting the following definitions of “Lone Pine”, “Lone Pine Credit Agreement” and “Spin-Off Date” in such section in appropriate alphabetical order:

“              “Lone Pine” means Lone Pine Resources Inc., a Delaware corporation.

“Lone Pine Credit Agreement” means that certain Credit Agreement, dated as of March 18, 2011, by and among Lone Pine, as parent, Canadian Forest, as borrower, JPMorgan Chase Bank, N.A., Toronto Branch, as administrative agent, and certain other agents and lenders party thereto, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

“Spin-Off Date” means the date upon which Borrower no longer holds direct or indirect ownership of the Equity Interests of either Canadian Forest or Lone Pine.”

C.            Section 3.15 of the U.S. Credit Agreement hereby is amended and restated in its entirety to read as follows:

“              SECTION 3.15  Priority; Security Matters.  The Obligations are and shall be at all times secured by Liens in all Collateral (other than any Collateral owned by Lone Pine or any of its Subsidiaries) to the extent perfection has occurred, or would occur, by filing of a UCC financing statement in the states in which each Grantor is located, filing a mortgage, a UCC-1 affecting as-extracted collateral or a fixture filing in the real property or other appropriate records of the parish or county in which such real property or fixtures are located (or adjacent in the case of properties located on the Outer Continental Shelf), or by possession, and, except for Liens permitted by Section 7.2, all such Liens shall be first priority Liens.”.

D.            Section 7.1 of the U.S. Credit Agreement hereby is amended by (i) deleting the word “and” at the end of Section 7.1(a)(ix), (ii) deleting the period and adding a semi-colon and the word “and” at the end of Section 7.1(a)(x) and (iii) inserting the following provision as Section 7.1(a)(xi):

“              (xi)           Until the Spin-Off Date, any Indebtedness, including a Guarantee by Borrower, relating to the Lone Pine Credit Agreement not to exceed $350,000,000 Canadian dollars at any time outstanding.”

E.             Section 7.2 of the U.S. Credit Agreement hereby is amended by (i) deleting the word “and” at the end of Section 7.2(k), (ii) deleting the period and adding a semi-colon and the word “and” at the end of Section 7.2(l) and (iii) inserting the following provision as Section 7.2(m):

“              (m)          Liens to secure the Lone Pine Credit Agreement permitted under Section 7.1(a)(xi).”.

F.             In connection with the termination of the Canadian Credit Agreement, (i) the Intercreditor Agreement shall be terminated and shall be of no further force or effect, (ii) the various Guaranties securing the Canadian Credit Agreement, including the Guaranty delivered by the U.S. Borrower, shall be terminated and shall be of no further force or effect and (iii) any and all collateral securing the Canadian Credit Agreement shall be released and shall be of no more force and effect.  The foregoing shall be effective on the Termination Date without any further action by any Person; provided, however, if requested by the U.S. Borrower, the Global Administrative Agent agrees to deliver, at the expense of the U.S. Borrower, appropriate documentation of such releases and terminations on the Termination Date.

G.            The Liens created by the Pledge Agreement, dated June 6, 2007, ONLY INSOFAR as such Liens encumber the Equity Interests of Canadian Forest are released.  This Section shall not be deemed or construed to waive or release, any other rights under such Pledge Agreement on or against any Equity Interests of any Restricted Subsidiary other than Canadian Forest.  The Global Administrative Agent agrees to deliver, at the expense of the U.S. Borrower, appropriate documentation of such release on the Termination Date.

H.            Each of Wiser Oil Delaware, LLC., a Delaware limited liability company (“Wiser I”), Wiser Delaware LLC, a Delaware limited liability company (“Wiser II” and, together with Wiser I, the “Wiser Entities”), and Canadian Forest, each of their Subsidiaries, Lone Pine and any other Subsidiary of Lone Pine shall be designated as an Unrestricted Subsidiary.

II.            Waivers.  The Global Administrative Agent and the Majority Lenders waive:

A.            any restriction on the designation of each of Lone Pine, Wiser I, Wiser II, Canadian Forest and any of their Subsidiaries as an Unrestricted Subsidiary set forth in Section 1.5(b) of the U.S. Credit Agreement and Lone Pine is hereby designated as an Unrestricted Subsidiary,

B.            the notice requirements of the U.S. Borrower set forth in Section 5.1(g) of the U.S. Credit Agreement as such requirements relate to the transfer of any Equity Interests of Wiser I, Wiser II or Canadian Forest to Lone Pine,

C.            the notice requirements of the U.S. Borrower set forth in Section 5.2(a)(iv) of the U.S. Credit Agreement as such requirements relate to any sale, transfer, assignment or other disposition to Lone Pine of (i) the Equity Interests of the Wiser Entities and Canadian Forest and (i) certain promissory notes and/or intercompany debts owed to U.S. Borrower by Canadian Forest, including the Demand Note,

D.            the notice requirements of the U.S. Borrower set forth in Section 5.3 of the U.S. Credit Agreement as such requirements relate to the conversion of Wiser Oil Delaware, Inc., a Delaware corporation, from a corporation to a limited liability company,

E.             the notice requirements of the U.S. Borrower set forth in Section 5.12 of the U.S. Credit Agreement as such requirements relate to the formation of Lone Pine,

F.             the negative covenant set forth in Section 7.1(c) of the U.S. Credit Agreement relating to the amount of Indebtedness the Unrestricted Subsidiaries of the U.S. Borrower are permitted to incur as it relates to the Demand Note payable to U.S. Borrower or Indebtedness of Lone Pine and the Canadian Borrowers incurred under the Lone Pine Credit Agreement and the Guarantees thereof,

G.            the negative covenant set forth in Section 7.4(h)(ii) of the U.S. Credit Agreement limiting Investments by the U.S. Borrower in any Unrestricted Subsidiary to an amount not to exceed $150,000,000 in the aggregate as it relates to the Investments of the U.S. Borrower in Lone Pine and its Subsidiaries described in this Amendment and loans to the Canadian Borrowers prior to the Spin-Off Date,

H.            the restrictions set forth in Section 7.5 of the U.S. Credit Agreement relating to the selling, leasing, transferring or otherwise disposing of any Property or assets as it relates to (i) the transfer of the Equity Interests of the Wiser Entities from the U.S. Borrower to Lone Pine and (ii) the transfer of the Equity Interests of Canadian Forest and its Subsidiaries from the U.S. Borrower to Lone Pine,

I.              the negative covenant set forth in Section 7.8 of the U.S. Credit Agreement restricting the U.S. Borrower and its Restricted Subsidiaries from declaring, making or agreeing to pay or make, directly or indirectly, any Restricted Payment or incurring any obligation to do so as it relates to the proposed distribution by the U.S. Borrower of its Equity Interests in Lone Pine to the U.S. Borrower’s shareholders within six (6) months after the date of the Loan Pine IPO,

J.             the negative covenant set forth in Section 7.9 of the U.S. Credit Agreement restricting the ability of the U.S. Borrower and its Restricted Subsidiaries to enter into transactions with their Affiliates as it relates to the various contractual arrangements to be entered into between the U.S. Borrower and Lone Pine, Canadian Forest, the Wiser Entities and any other Subsidiaries of Lone Pine or Canadian Forest in connection with the Lone Pine IPO and related transactions, and

K.            the negative covenant set forth in Section 7.10 of the U.S. Credit Agreement restricting the U.S. Borrower and its Restricted Subsidiaries from entering into restrictive agreements as it relates to Lone Pine, Canadian Forest, the Wiser Entities and Subsidiaries of Lone Pine or Canadian Forest entering into the Lone Pine Credit Agreement or documentation relating thereto, as applicable.

This section shall not be deemed to be a waiver of any other provision of the Combined Credit Agreements or a waiver of the requirements of Sections 1.5(b), 5.1(g), 5.2(a)(iv), 5.3, 5.12, 7.1(c), 7.4(h)(ii), 7.5, 7.8, 7.9 or 7.10 of the U.S. Credit Agreement in any respect other than as specifically set forth herein.

III.           Global Borrowing Base.

A.            Each of the Global Administrative Agent, the Combined Lenders, the U.S. Borrower and the Canadian Borrowers agree that, as of the Third Amendment Effective Date and prior to the Termination Date but subject to Section 2.7 of the U.S. Credit Agreement in all respects, the Global Borrowing Base will be set at U.S.$1,300,000,000 until the then scheduled redetermination as of November 1, 2011.  As of the Third Amendment Effective Date, the Allocated U.S. Borrowing Base shall be set at U.S.$1,155,000,000 and the Allocated Canadian Borrowing Base shall be set at U.S.$145,000,000.

B.            Each of the Global Administrative Agent, the Combined Lenders, the U.S. Borrower and the Canadian Borrowers agree that, after the Termination Date but subject to Section 2.7 of the U.S. Credit Agreement in all respects, the Global Borrowing Base will be set at U.S.$1,155,000,000 until the then scheduled redetermination as of November 1, 2011.  As of the Termination Date, the Allocated U.S. Borrowing Base shall be set at U.S.$1,155,000,000 and the Allocated Canadian Borrowing Base shall be set at U.S.$0.

IV.           Commitments after Termination Date.

A.            After the Termination Date, the Commitments of each U.S. Lender under the U.S. Credit Agreement shall be the same as immediately prior to the Termination Date.  For reference purposes, the Commitments of each U.S. Lender under the U.S. Credit Agreement are set forth in Schedule 2.1 attached hereto.

B.            On the Termination Date, the Canadian Credit Agreement, the Canadian Commitments and all other obligations of the parties under the Canadian Credit Agreement shall be terminated (other than those obligations which by their terms expressly survive) and all amounts then due and payable thereunder shall be paid in full.

V.            Effectiveness.

A.            This Amendment shall become effective when the Global Administrative Agent shall have received counterparts hereof duly executed by the U.S. Borrower, the Canadian Borrower, the Global Administrative Agent, the Canadian Administrative Agent, and the Borrowing Base Required Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party) (the “Third Amendment Effective Date”).

B.            Notwithstanding anything to the foregoing in this Article V or otherwise in this Amendment, if the Termination Date has not occurred by July 29, 2011, without the further action of any Person, the Canadian Credit Agreement shall not be terminated and the provisions of every Section and Article of this Amendment including, but not limited to, Section 1(F), Article III, and Article IV, shall be ineffective; provided, however, that Section II(D) and Section II(E) shall remain effective.

VI.           Reaffirmation of Representations and Warranties.  To induce the Combined Lenders, the Global Administrative Agent and the Canadian Administrative Agent to enter into this Amendment, the U.S. Borrower hereby reaffirms, as of the date hereof, the following:

A.            The representations and warranties of each Loan Party (as such term is defined in the U.S. Credit Agreement and the Canadian Credit Agreement, collectively, the “Combined Loan Parties”) set forth in the Combined Loan Documents to which it is a party are true and correct on and as of the date hereof (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such earlier date).

B.            Each of the U.S. Borrower and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

C.            The execution, delivery and performance by the U.S. Borrower and the Canadian Borrowers of this Amendment are within the U.S. Borrower’s and the Canadian Borrowers’ corporate powers, and have been duly authorized by all necessary corporate action.  This Amendment has been duly executed and delivered by the U.S. Borrower and the Canadian Borrowers and, when duly executed and delivered by the other parties hereto, will constitute, a legal, valid and binding obligation of the U.S. Borrower and the Canadian Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

D.            The execution, delivery and performance by the U.S. Borrower and the Canadian Borrowers of this Amendment (i) do not require any Governmental Approval or third party approvals, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable Governmental Rule or the Organic Documents of the U.S. Borrower and the Canadian Borrowers or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the U.S. Borrower or the Canadian Borrowers or either of their assets, or give rise to a right thereunder to require any payment to be made by the U.S. Borrower or the Canadian Borrowers, and (iv) will not result in the creation or imposition of any Lien on any asset of the U.S. Borrower or the Canadian Borrowers (other than Liens created under the Combined Loan Documents).

E.             No Default under the Combined Loan Documents has occurred and is continuing and the U.S. Borrower is in compliance with the financial covenant set forth in Article VI of the U.S. Credit Agreement.

F.             No event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

VII.         Defined Terms.  Except as amended hereby, terms used herein when defined in the U.S. Credit Agreement shall have the same meanings herein unless the context otherwise requires.

VIII.        Reaffirmation of Combined Credit Agreements.  This Amendment shall be deemed to be an amendment to the Combined Credit Agreements, and the Combined Credit Agreements, as amended hereby, are hereby ratified, approved and confirmed in each and every respect.  All references to the Combined Credit Agreements herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Combined Credit Agreements as amended hereby.

IX.           Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

X.            Severability of Provisions. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

XI.           Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

XII.         Headings.  Article and section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

XIII.        Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

XIV.        No Oral Agreements.  THIS AMENDMENT, THE COMBINED CREDIT AGREEMENTS, AS AMENDED HEREBY, AND THE OTHER COMBINED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the U.S. Borrower, the Canadian Borrower, the undersigned Combined Lenders, the Global Administrative Agent, and the other “agents” under the Combined Credit Agreements have executed this Amendment as of the date first above written.

U.S. BORROWER

FOREST OIL CORPORATION

By:	/s/ MICHAEL N. KENNEDY
Name: Michael N. Kennedy
Title: Executive Vice President and Chief Financial Officer

CANADIAN BORROWER

CANADIAN FOREST OIL LTD.

By:	/s/ MICHAEL N. KENNEDY
Name: Michael N. Kennedy
Title: Vice President

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AGENTS AND COMBINED LENDERS

JPMORGAN CHASE BANK, N.A., as Global Administrative Agent and as a U.S. Lender

By:	/s/ BRIAN ORLANDO
Name: Brian Orlando
Title: Senior Underwriter

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BANK OF AMERICA, N.A., as a Co-Global Syndication Agent and as a U.S. Lender

By:	/s/ RONALD E. MCKAIG
Name: Ronald E. McKaig
Title: Managing Director

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CITIBANK, N.A., as a U.S. Lender

By:	/s/ JOHN F. MILLER
Name: John F. Miller
Title: Attorney-in-Fact

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BNP PARIBAS, as a Co-U.S. Documentation Agent and as a U.S. Lender

By:	/s/ JUAN CARLOS SANDOVAL
Name: Juan Carlos Sandoval
Title: Vice President

By:	/s/ COURTNEY KUBESCH
Name: Courtney Kubesch
Title: Vice President

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BMO CAPITAL MARKETS FINANCING, INC., as a U.S. Lender

By:	/s/ JAMES V. DUCOTE
Name: James V. Ducote
Title: Director

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CREDIT SUISSE AG, Cayman Islands Branch (f/k/a CREDIT SUISSE, Cayman Islands Branch), as a Co-U.S. Documentation Agent and as a U.S. Lender

By:	/s/ NUPUR KUMAR
Name: Nupur Kumar
Title: Vice President

By:	/s/ RAHUL PARMAR
Name: Rahul Parmar
Title: Associate

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DEUTSCHE BANK SECURITIES INC., as a Co-U.S. Documentation Agent

By:	/s/ MICHAEL GETZ
Name: Michael Getz
Title: Vice President

By:	/s/ VALERIE SHAPIRO
Name: Valerie Shapiro
Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH, as a U.S. Lender

By:	/s/ CARIN KEEGAN
Name: Carin Keegan
Title: Director

By:	/s/ MICHAEL GETZ
Name: Michael Getz
Title: Vice President

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U.S. BANK NATIONAL ASSOCIATION, as a U.S. Lender

By:	/s/ DARIA M. MAHONEY
Name: Daria M. Mahoney
Title: Vice President

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THE BANK OF NOVA SCOTIA, as a Co-U.S. Documentation Agent and as a U.S. Lender

By:	/s/ GREGORY GEORGE
Name: Gregory George
Title: Managing Director

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BNP PARIBAS (as successor in interest to FORTIS CAPITAL CORP.), as a U.S. Lender

By:	/s/ COURTNEY KUBESCH
Name: Courtney Kubesch
Title: Vice President

By:	/s/ JUAN CARLOS SANDOVAL
Name: Juan Carlos Sandoval
Title Vice President

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BANK OF SCOTLAND PLC, as a U.S. Lender

By:	/s/ JULIA R. FRANKLIN
Name: Julia R. Franklin
Title: Assistant Vice President

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THE ROYAL BANK OF SCOTLAND, N.V., f/k/a ABN AMRO BANK N.V., as a U.S. Lender

By:	/s/ MARY POPE
Name: Mary Pope
Title: Vice President

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UBS LOAN FINANCE LLC, as a U.S. Lender

By:	/s/ MARY E. EVANS
Name: Mary E. Evans
Title: Associate Director

By:	/s/ IRJA R. OTSA
Name: Irja R. Otsa
Title: Associate Director

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COMPASS BANK, as a U.S. Lender

By:	/s/ GREG DETERMANN
Name: Greg Determann
Title: Senior Vice President

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WELLS FARGO BANK, N.A., as a Co-U.S. Documentation Agent and as a U.S. Lender

By:	/s/ JOE ROTTINGHAUS
Name: Joe Rottinghaus
Title: Assistant Vice President

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MIZUHO CORPORATE BANK, LTD, as a U.S. Lender

By:	/s/ LEON MO
Name: Leon Mo
Title: Authorized Signatory

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TORONTO DOMINION (TEXAS) LLC, as a Co-Global Syndication Agent and as a U.S. Lender

By:	/s/ DEBBI L. BRITO
Name: Debbi L. Brito
Title: Authorized Signatory

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BARCLAYS BANK PLC, as a U.S. Lender

By:	/s/ ALLEN HUANG
Name: Allen Huang
Title: Assistant Vice President

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BOKF, NA f/k/a Bank of Oklahoma, N.A., as a U.S. Lender

By:	/s/ BENJAMIN H. ADLER
Name:	Benjamin H. Adler
Title:	Account Officer

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EXPORT DEVELOPMENT CANADA, as a U.S. Lender

By:
Name:
Title:

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GUARANTY BANK AND TRUST COMPANY, as a U.S. Lender

By:	/s/ GAIL J. NOFSINGER
Name:	Gail J. Nofsinger
Title:	Senior Vice President

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UNION BANK, N.A., as a U.S. Lender

By:	/s/ ALISON WHITE
Name:	Alison White
Title:	Vice President

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JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent and as a Canadian Lender

By:	/s/ MICHAEL N. TAM
Name:	Michael N. Tam
Title:	Senior Vice President

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BANK OF MONTREAL, as a Co-Canadian Documentation Agent and as a Canadian Lender

By:	/s/ JAMES V. DUCOTE
Name:	James V. Ducote
Title:	Director

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THE TORONTO-DOMINION BANK, as a Canadian Lender

By:	/s/ DEBBI L. BRITO
Name:	Debbi L. Brito
Title:	Authorized Signatory

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BANK OF AMERICA, N.A., CANADA BRANCH, as a Canadian Lender

By:	/s/ MEDINA SALES DE ANDRADE
Name:	Medina Sales de Andrade
Title:	Vice President

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CITIBANK, N.A., CANADIAN BRANCH, as a Co-Canadian Documentation Agent and as a Canadian Lender

By:	/s/ GORDON DE KUYPER
Name:	Gordon De Kuyper
Title:	Authorized Signer

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SCHEDULE 2.1 - Commitments under US Credit Agreement

Lender	Commitments
JPMorgan Chase Bank, N.A.	U.S.$	109,375,000
BNP Paribas	U.S.$	139,375,000
Bank of America, N.A.	U.S.$	109,375,000
Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)	U.S.$	139,375,000
Deutsche Bank AG New York Branch	U.S.$	139,375,000
Toronto Dominion (Texas) LLC	U.S.$	89,375,000
The Bank of Nova Scotia	U.S.$	139,375,000
Wells Fargo Bank, N.A.	U.S.$	139,375,000
BNP Paribas (as successor in interest to Fortis Capital Corp.)	U.S.$	75,000,000
BMO Capital Markets Financing, Inc.	U.S.$	45,000,000
Compass Bank	U.S.$	75,000,000
U.S. Bank National Association	U.S.$	75,000,000
The Royal Bank of Scotland, N.V. (f/k/a ABN AMRO Bank N.V.)	U.S.$	47,500,000
Bank of Scotland, plc	U.S.$	47,500,000
Citibank, N.A.	U.S.$	37,500,000
Mizuho Corporate Bank, Ltd.	U.S.$	47,500,000
UBS Loan Finance LLC	U.S.$	47,500,000
Barclays Bank PLC	U.S.$	47,500,000
BOKF, NA (f/k/a Bank of Oklahoma, N.A.)	U.S.$	25,000,000
Export Development Canada	U.S.$	25,000,000
Guaranty Bank and Trust Company	U.S.$	25,000,000
Union Bank, N.A. (as successor in interest to Union Bank of California, N.A.)	U.S.$	25,000,000
TOTAL:	U.S.$	1,650,000,000

Schedule 2.1 - Page 1